EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Track Group, Inc. on Form 10-Q for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Derek Cassell, Chief Executive Officer (Principal Executive Officer), and James A. Berg, Chief Financial Officer (Principal Financial and Accounting Officer), of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Derek Cassell
Derek Cassell
Chief Executive Officer (Principal Executive Officer)

By:	/s/ James A. Berg
James A. Berg Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 13, 2026

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.